Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Management Board (“Geschäftsführung”)

Jolly Buyer Acquisition GmbH (formerly Jotec AG):

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

September 21, 2018